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BERTOLET CAPITAL TRUST  DECLARATION OF TRUST                            January 1, 2003

TABLE OF CONTENTS

ARTICLE I NAME AND DEFINITIONS

ARTIVLE II PURPOSE OF THE TRUST

ARTICLE III BENEFICIAL INTEREST

Section 1. Shares of Beneficial Interest

Section 2. Establishment of Series and Classes

Section 3. Ownership of Shares

Section 4. Investment in the Trust

Section 5. Assets and Liabilities of Series and Classes

Section 6. No Preemptive Rights

Section 7. Status of Shares and Limitation of Personal Liability

ARTICLE IV THE TRUSTEES

Section 1. Management of the Trust

Section 2.  Initial Trustees

Section 3. Term of Office of Trustees

Section 4. Vacancies

Section 5. Temporary Absence of Trustees

Section 6. Number of Trustees

Section 7. Effect of Death, Resignation, etc. of a Trustee

Section 8. Ownership of Trust Assets

ARTICLE V POWERS OF THE TRUSTEES

Section 1. Powers

Section 2. Trustees and Officers as Shareholders

Section 3. Action by the Trustees

Section 4. Chairman of the Trustees

ARTICLE VI EXPENSES OF THE TRUST

Section1. Trustee Reimbursement

ARTICLE VII CONTRACTS WITH SERVICE PROVIDERS

Section 1. Investment Adviser

Section 2. Principal Underwriter

Section 3. Transfer Agent, Shareholder Services

Section 4. Custodian

Section 5. Parties to Contracts with Service Providers.

Section 6. Amendments

ARTICLE VIII SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers

Section 2. Meetings

Section 3. Quorum and Vote

Section 4. Derivative Action

ARTICLE IX DISTRIBUTION, REDEMPTIONS, DETERMINATION OF NET ASSET VALUE

Section 1. Distributions

Section 2. Redemptions

Section 3. Determination of Net Asset Value

Section 4. Suspension of Right of Redemption

ARTICLE X  LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability

Section 2. Indemnification of Covered Persons

Section 3. Indemnification of Shareholders

ARTICLE XI MISCELLANEOUS

Section 1. Trust, not a Partnership

Section 2. Trustee Action, Expert Advice, No Bond or Surety

Section 3. Record Dates

Section 4. Duration, Termination of Trust, Series or Class; Mergers, Etc.

Section 5. Trust Instrument

Section 6. Applicable Law

Section 7. Amendments

Section 8.  Fiscal Year

Section 9. Severability

This  Declaration of Trust is made on January 1, 2003 by John E. Deysher (together with all other persons who may hereafter be duly elected, qualified and serving as trustees in accordance with the provisions hereof, the “Trustees”);

The Trustees declare that all money and property contributed to the Trust shall be held and managed in the Trust pursuant to this Declaration of Trust.

ARTICLE I NAME AND DEFINITIONS

Section 1. Name. This trust shall be known as the Bertolet Capital Trust.

Section 2. Definitions. Unless otherwise provided or required by the context:

(a)

“Affiliated Person,” “Assignment,” “Commission,” “Interested Persons,” “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable), and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(b)

‘”Bylaws” means the Bylaws of the Trust, if any as amended from time to time;

(c)

“Class” means the class of Shares of a Series established pursuant to Article III;

(d)

“”Declaration of Trust” means this Declaration of Trust as may be amended from time to time;

(e)

“Net Asset Value” means the net asset value of each Series of the Trust;

(f)

“Shareholder” means a record owner of Shares of the Trust;

(g)

“Shares” means the equal proportionate, transferable units of interest into which the                                   beneficial interest of each Series or Class is divided;

(h)

“Series” means a series of Shares of the Trust established in accordance with Article III;

(i)

“Trust” means the Bertolet Capital Trust;

(j)

“Trustees” means those persons who have signed this Trust Instrument, provided they shall    continue in office in accordance with the terms hereof, and all other persons who may duly qualified and appointed to serve as Trustees;

(k)

“1940 Act” means the Investment Company Act of 1940, as amended.

ARTICLE II. PURPOSE OF TRUST

Purpose. To provide investors with a continuous source of managed investment in securities.

ARTICLE III BENEFICIAL INTEREST

Section 1. SHARES OF BENEFICIAL INTEREST. The beneficial interest of the Trust shall be divided into transferable Shares of one or more separate and distinct Series or Classes of a Series as the Trustees shall create and establish. The number of authorized Shares of each Series, and Class thereof, is unlimited. Each Share shall be without par value and shall be fully paid and non assessable. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior vote or authorization of Shareholders in any Series or Class of the Trust (a)  to create and establish Shares or any Series or Classes thereof with such preferences, voting rights and privileges as the Trustees may determine; (b) to divide or combine the Shares or any Series or Classes  into a greater or lesser number; (c ) to classify or declassify any issued Shares into one or more Series or Classes of Shares; (d) to abolish any one or more Series or Classes of Shares; and (e) to take such action as the Trustees may deem desirable.

Section 2. ESTABLISHMENT OF SERIES AND CLASSES. The establishment of any Series or Class thereof shall be effective upon the adoption of a resolution by the majority of the Trustees setting forth the relative rights and preferences of the Shares, Series or Class, whether directly by resolution or indirectly by approval of another document setting forth such rights and preferences including, without limitation any registration statement of the Trust. At any time there are no Shares outstanding of any particular Series or Class previously established, the Trustees may, by majority vote, abolish such Series or Class.

Section 3. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded in the books of the Trust or transfer agent and these records shall be conclusive as to who are the holders of Shares and the number of Shares held by each Shareholder.

Section 4. INVESTMENT IN THE TRUST. The Trustees shall accept investments in the Trust from such persons and on such terms as they may authorize. Such investments may be in the form of cash, securities or other property in which the appropriate Series is authorized to invest.

After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees’ discretion be considered as outstanding , and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust.

Subsequent investments in the Trust shall be credited to each Shareholder’s account in the form of full or fractional shares at the Net Asset Value per Share next determined after the investment is received subject to a sales charge or other fee as may be imposed by the Trustees.

Section 5. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series and any subsequent income, earnings, profits, and proceeds from asset sales shall be referred to as “assets belonging to” that Series. Any assets, income, earnings, profits, and proceeds from asset sales that are not readily identified as belonging to any Series or Class shall be allocated by the Trustees among one or more Series or Classes in a fair and equitable manner. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. The assets belonging to a particular Series shall be so recorded on the books of the Trust or its agent and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series.

The assets belonging to each particular Series shall be charged with all liabilities, expenses, costs and charges attributable to that Series. Any liabilities, expenses, costs, charges not readily identified as belonging to any Series or Class shall be allocated by the Trustees among one or more Series or Classes in a fair and equitable manner. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor’s debt. No Shareholder of any Series shall have claim on or any right to any assets belonging to any other Series.

Section 6. NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or Trustees.

Section 7. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this document. Every Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. No Shareholder of the Trust or any Series shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Series. Neither the Trust or the Trustees shall have the power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed to by the Shareholder for subscription to Shares or otherwise. Every note, bond, contract or other obligation undertaken by the Trust or Trustees shall include a provision limiting the obligation thereof to the Trust or particular Series but the omission of such provision shall not operate to bind any Shareholder or Trustee.

ARTICLE IV  THE TRUSTEES

Section 1. MANAGEMENT OF THE TRUST. The business affairs of the Trust shall be managed by the Trustees and they shall have all powers necessary to carry out that responsibility.

Section 2. INITIAL TRUSTEES; ELECTION. The initial Trustee shall be the person signing this Declaration. The number of Trustees shall be fixed by a majority of Trustees provided that there are at least three (3) Trustees . On a date fixed by the Trustees, the Shareholders shall elect not less than three Trustees. The Trustee who shall act until additional Trustees  are chosen is:  John E. Deysher

Section 3. TERM OF OFFICE OF TRUSTEES. The Trustees shall hold office during the lifetime of the Trust or until its termination as herein provided; except that (a) any Trustee may resign by written instrument signed by him and delivered to the other Trustees which shall be effective upon receipt; (b) any Trustee may be removed at any time by written instrument signed by at least two-thirds (2/3) of the number of Trustees prior to such removal, specifying the date such removal shall be effective; (c ) any Trustee who wishes to retire or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees specifying the date of retirement.; (d) a Trustee may be removed at any special meeting of the Trust by a vote of two-thirds (2/3) of the outstanding shares.

Section 4. VACANCIES. In case of the declination, death, resignation, retirement or removal of any trustees, the remaining Trustees shall fill such vacancy by appointing another person as they see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect. The appointment of a Trustee may be made in anticipation of a vacancy or increase in number of Trustees at a later date provided that said appointment becomes effective only at or after the effective date of the vacancy or increase in number of Trustees. All Trustee powers shall immediately vest upon appointment. The foregoing power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

Section 5. TEMPORARY ABSENCE OF TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six(6)months at any one time to any other Trustee.

Section 6. NUMBER OF TRUSTEES. The number of Trustees shall be determined by the Trustees and shall not be less than three (3). Whenever a vacancy occurs, until such vacancy is filled, or while any Trustee is incapacitated, the other Trustees shall have all powers hereunder.

Section 7. EFFECT OF DEATH ,RESIGNATION, ETC. OF A TRUSTEE. The death, resignation, retirement, removal, incapacity or inability of any Trustee shall not operate to terminate  the Trust or revoke any agency created pursuant to the terms of this Declaration of Trust.

Section 8. OWNERSHIP OF TRUST ASSETS. All assets of the Trust shall at all times be considered as vested in the Trustees.  No Shareholder shall be deemed to have a severable ownership in any individual Trust asset or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust or Series.

ARTICLE V  POWERS OF THE TRUSTEES

Section 1. POWERS. The Trustees shall act as principals and shall be free from the control of the Shareholders. The Trustees shall have full power to take any actions and to execute any contracts they deem necessary and appropriate for the management of the Trust. Except as otherwise provided herein or in the 1940 Act, the Trustees shall not be bound or limited by present or future laws or customs regarding Trust investments and shall have full power and authority to make any and all investments deemed proper to accomplish the Trust’s purpose.

Subject to any limits in the Declaration of Trust, the Trustees shall have power and authority to:

(a)

To invest and reinvest cash and other property, and to hold cash or other property uninvested without being bound or limited by any present or future law regarding Trust investments and to sell, lend, pledge, mortgage, write call options on, and lease any or all of the Trust’s assets.

(b)

To adopt Bylaws consistent with this Declaration of Trust providing for the conduct of the Trust and to amend and appeal them as necessary to preserve the rights of Shareholders.

(c)

To elect and remove officers and appoint and terminate agents as they deem appropriate.

(d)

To employ one or more banks, trust companies, or companies that are members of a national securities exchange, or other entities permitted under the 1940 Act, as custodians of any assets of the Trust.

(e)

To retain a transfer agent and shareholder servicing agent, or both.

(f)

To provide for the distribution of interests of the Trust through a Principal Underwriter or the Trust itself, or both.

(g)

To set record dates in the manner hereinafter provided for.

(h)

To delegate any authority they deem desirable to any Trust officers and to any investment adviser, manager, custodian, underwriter, or other agent or independent contractor.

(i)

To sell or exchange any or all Trust assets, subject to the provisions of Article XI, Section 4.

(j)

To vote or exercise any rights of ownership regarding any and all securities or property, and to execute and deliver powers of attorney to any person or persons the Trustees deem proper, granting such person or persons such power and discretion as the Trustees deem proper.

(k)

To exercise powers and rights of subscription which may arise out of security ownership.

(l)

To hold any security in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form, either in its own name or in the name of a custodian or other nominee.

(m)

To establish separate and distinct Series with separately defined investment objectives, policies and purposes in accordance with the provisions of Article III and to establish Classes of such Series having rights, powers and duties as the Trustees may provide within applicable laws.

(n)

To allocate assets, liabilities, and expenses of the Trust to a particular Series or Class provided that any liabilities or expenses incurred by a particular Series or Class shall be paid solely out of the assets belonging to that Series as provided for in Article III.

(o)

To consent to or participate in any plan for reorganization, consolidation or merger; tender or subscription offer or any other corporate action involving any security held in the Trust

(p)

To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust.

(q)

To make distributions of income and capital gains to Shareholders.

(r)

To borrow money, to  pledge or mortgage Trust assets subject to the limits of the 1940 Act.

(s)

To establish a minimum total Shareholder investment and to redeem the Shares of any Shareholders whose investment is less than the minimum upon giving notice to the Shareholder.

(t)

To operate as and carry on the business of the investment company and to exercise all powers necessary and appropriate to the conduct of such operations.

(u)

To interpret the investment policies, practices or limitations of any Series.

(v)

To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article III and Article IX, to apply to any repurchase, redemption, retirement, cancellation or acquisition of Shares of any funds of the Trust, or the particular Trust Series, with respect to which such shares are issued.

(w)

To invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of transfer of assets in exchange for an interest in such investment company or companies or by any other method  approved by the Trustees.

(x)

To carry on any other business in connection with or incidental to any of the forgoing powers, to do everything necessary, suitable and proper for the accomplishment of any Trust purpose.

The foregoing clauses shall be construed as objects and powers, and the foregoing enumeration of specific powers shall not limit or restrict the general powers of the Trustees. Any action by one or more Trustees shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series or Class thereof.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees,

Section 2. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares subject only to the general limitations contained herein on the sale and purchase of such Shares.

Section 3. ACTION BY THE TRUSTEES. The Trustees may hold regular meetings and may fix their time and date as appropriate. Notice of regular meetings need not be in writing provided that any changes in time or place be communicated to each Trustee. Trustees may participate in any regular, special or committee meeting by telephone conference or any other means of communication provided that all meeting participants can hear each other at the same time.

At all meetings of the Trustees, the presence of the majority of the Trustees shall constitute a quorum. When a quorum is present, a majority vote is sufficient to approve any matter that may come before the meeting. The Trustees, by majority vote may delegate to any one of their number their authority to approve or take particular actions on behalf of the Trust.

Section 4. CHAIRMAN OF THE TRUSTEES. The Trustees may appoint a Chairman of the Trustees who shall preside over all meetings and be responsible for the execution of Trust policies and the administration of the Trust.

ARTICLE VI  EXPENSES OF THE TRUST

Section 1. TRUSTEE REIMBURSEMENT. Subject to the provisions of Article III, Section 5, Trustees shall be reimbursed from Trust assets or a particular Series for their expenses and disbursements including without limitation, fees and expenses of Trustees who are not interested persons, fees of every kind, registration expenses, charges of custodians, transfer agents and administration, audit and legal expenses,  reports to Shareholders and expenses of Shareholder meetings , regulatory filing expenses, interest paid, taxes  and all other types of expenses. This section shall not prevent the Trust from directly paying the aforementioned fees and expenses.

ARTICLE VII CONTRACTS WITH SERVICE PROVIDERS

Section 1. INVESTMENT ADVISER. Subject to the applicable requirements of the 1940 Act, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series. Such contracts may allow the investment adviser to purchase, sell or exchange portfolio securities  or other Trust property on behalf of the Trust or to employ one or more sub-advisers.

Section 2. PRINCIPAL UNDERWRITER. The Trustees may enter into exclusive or non-exclusive contract(s) on behalf of the Trust or any Series or Class providing for the distribution and sale of Shares either directly or as sales agent on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan of distribution whereby the Series or Class finances, directly or indirectly any activity intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

Section 3. TRANSFER AGENT, SHAREHOLDER SERVICES . The Trustees, on behalf of the Trust or any Series , may enter into transfer agency ,shareholder service, and administration contracts  with one or more entities on terms and conditions acceptable to the Trustees.

Section 4. CUSTODIAN. The Trustees shall at all times place and maintain the securities and investments of the Trust and each Series in custody meeting the requirements of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees providing for the custodian, among other things to (a) hold the securities held by any Trust or Series and deliver the same upon written order or oral order confirmed in writing, (b) receive any moneys due the Trust or any Series and deposit the same in its own banking department or elsewhere, (c ) disburse such funds upon orders or vouchers, and employ a sub-custodian(s).

Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract with any entity although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void because of such relationship. No person having such relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such contract or accountable for any profit realized directly or indirectly therefrom; provided the contract was reasonable and fair and consistent with this Declaration of Trust.

Section 6. AMENDMENTS. Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the requirements of Section 15 of the 1940 Act as amended hereafter with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

ARTICLE VIII SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article IV, Section 3 (d); (c )any investment advisory contract as provided in Article VII, Section 1; (d) any termination of Trust as provided in Article XI, Section 4; (e) the amendment of this Trust only as provided in Article XI, Section 7; (f) to the same extent as the shareholders of a Delaware business corporation, as to whether or not a court action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust; and (g) such additional matters relating to the Trust as may be required or authorized by law, by the Declaration of Trust, or  Trust Bylaws or any registration of the Trust with the Commission of any state, as the Trustees may deem proper.

On any matter submitted  to a vote of the Shareholders, all Shares shall be voted by individual Series, except a provided in the following sentence and except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (b) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case, any such matter shall be voted on by such Class or Classes. A Shareholder of each Series or Class shall be entitled to one vote per Share on any matter on which such Shareholder is entitled to vote, and each fractional Share shall be entitled to a fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or its Bylaws, to be taken by Shareholders.

Section 2. MEETINGS. The first Shareholders’ meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon written request of Shareholders owning at least one-tenth (1/10) of the outstanding shares. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16 (c )of the 1940 Act, seek the opportunity to furnish materials to other Shareholders with the intent of obtaining signatures to request a meeting, the Trustees shall comply with the provisions of Section 16 (c )with respect to providing such Shareholders with a list of the Shareholders of record of the Trust. Shareholders shall be entitled to at least fifteen (15) days’ notice of any meeting.

Section 3. QUORUM AND VOTE. The presence at any Shareholders’ meeting, either in person or by proxy, of a majority of Shares of any Series or Class entitled to vote constitutes a quorum. Any lesser number shall be sufficient for adjournment. When a quorum is present, a majority of all votes cast for any Series or Class at the meeting is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all votes cast at the meeting is sufficient to elect a Trustee. Whether or not a quorum is present, a Shareholders’ meeting may be adjourned by the Shareholders present, in person or by proxy, by majority vote. Any business that might have been transacted at the meeting originally called and adjourned may be transacted at any subsequent meeting at which a quorum is present. Any adjourned meeting may be held, within a reasonable time after the original meeting, without further notice.

Section 4. DERIVATIVE ACTION. A Shareholder may bring derivative action on behalf of the Trust only if the Shareholder(s)  first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action has been excused. A demand on the Trustees shall only be excused if a majority of the Trustees, or a majority of any committee established to consider such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same adviser or underwriter.

ARTICLE IX DISTRIBUTIONS, REDEMPTIONS ,DETERMINATION OF NET ASSET VALUE

Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions on Shares of a particular Series from assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether cash, Shares or other Trust property,  shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution  adopted once or at any time as the Trustees determine. All dividends and distributions on Shares of a particular Series shall be distributed pro-rata to the Shareholders of that Series in proportion to the number of shares owned on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as appropriate.

Section 2. REDEMPTIONS. A Shareholder of any Series of Shares may dispose of his Shares by submitting a written request, or other form of request approved by the Trustees, to the Transfer Agent requesting that such Shares be redeemed. The Series shall make payment for such Shares at Net Asset Value in cash or property from the assets of that Series less any deferred sales charge or other fee within seven (7) days of receipt of the request. Redemptions may be made in cash or in securities at the value of such securities used to calculate the NAV.

The Trustees may require Shareholders to redeem Shares for any reasons under terms set by the Trustees including, but not limited to the failure of Shareholder to supply a tax identification number if required to do so or the failure of Shareholder to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds or any redemption for payment of amounts due and owing by any Shareholder. The Trustees may suspend redemption privileges or postpone payment when the New York Stock Exchange is closed or during what the Commission determines to be emergency circumstances.

Section 3. DETERMINATION OF NET ASSET VALUE. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined in a manner consistent with applicable laws and regulations. The Trustees may delegate the power to determine Net Asset Value per Share to a custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series or Class at the close or trading on the New York Stock Exchange on each day the Exchange is open for unrestricted trading.

Section 4. SUSPENSION OF RIGHT OF REDEMPTION. When the Trustees suspend redemption privileges or postpone payment of proceeds, Shareholders shall have no right to redemption or payment until the Trustees declare the end of the redemption. If the right of redemption is suspended, the Shareholder may either withdraw his request for redemption or receive payment at the Net Asset Value per Share next determined after the suspension ends.

ARTICLE X LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. LIMITATION OF LIABILITY. Provided they have exercised reasonable care and acted under the belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable for neglect or wrongdoing of them or any officer, agent, employee, or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2. INDEMNIFICATION OF COVERED PERSONS.

(a)

Subject to the exceptions and limitations contained in Section (b) below:

(i.)

every person who is or has been a Trustee or officer of the Trust (Covered Person) shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof,

(ii.)

the words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits and proceedings (civil, criminal or other, including appeals), actual or threatened , and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)

No indemnification shall be provided hereunder to a Covered Person:

(i.)

who shall have been adjudicated by a  by a court or  body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful malfeasance, bad faith, gross negligence or  reckless disregard for the duties involved in the conduct of his office; or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(ii.)

In the event of a settlement, unless there has been a determination  that such person did not engage in willful wrongdoing, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by: (A) The court or other body approving the settlement, (B) At least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter  based upon a review of readily available facts (as opposed to a full trial-type inquiry), (C )By written opinion of independent legal counsel based upon review of readily available facts (as opposed to a full trial type inquiry).

(c)

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable,  shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)

Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Paragraph (a) of this section may be paid by the applicable Series from time to time prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided however that either (I) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust is insured against losses arising out of any such advance payments or; (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, determines that, based on a review of readily available facts (as opposed to a full trial type inquiry)  that there is reason to believe that such Covered Person is entitled to indemnification.

Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets of the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request of the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment.

ARTICLE XI MISCELLANEOUS

Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust, not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any other Shareholder to any obligation to which such person has not consented.

Section 2. TRUSTEE ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take the advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X shall not be liable for any act or omission in accordance with such advice or by failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety bond if it is obtained.

Section 3. RECORD DATES. The Trustees may fix in advance a date up to sixty (60) days before the date of any Shareholders’ meeting, dividend or distribution payment date, date for the allotment of any rights or date when any change, conversion or exchange of Shares shall go into effect as a record date for the determination of Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of dividends or distributions, or to receive any allotment of rights, or to exercise such rights in any change, conversion or exchange of Shares.

Section 4. DURATION, TERMINATION OF TRUST, SERIES OR CLASS; MERGERS, ETC..

(a)

The Trust shall have a perpetual existence subject to the provisions of this Article XI.

(a)

Subject to applicable Federal and state law, the Trust or any Series or Class thereof may be terminated:

(i.)

by Majority Shareholder Vote of the Trust, each Series affected or each Class affected or:

(ii.)

without the vote or consent of Shareholders by a majority of the Trustees either at a meeting or by written consent.

The Trustees shall provide written notice to the affected Shareholders of a termination effected under clause (ii) above. Upon termination of the Trusts, Series or Class,

(i.)

The Trust, Series or Class shall carry on no business except for the purpose of winding up its affairs;

(ii.)

the Trustees shall proceed to wind up the affairs of the Trust, Series or Class and all the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall be wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class thereof; collect its assets; sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust property or Trust property allocated to any Series or Class to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind; discharge or pay its liabilities; and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of Trust, Series or Class property (other than as provided in (iii) below) shall require Shareholder approval in accordance with paragraph (d ) below; and

(iii.)

after paying or adequately providing for the payment of all liabilities and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust property or the remaining property of the terminated Series or Class, in cash or in kind or partly each, among the Shareholders of the Trust or the Series or Class according to their respective rights; and

(c)

after termination of the Trust, Series or Class and distribution to Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust and file as required, an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and the rights and interests of Shareholders of the Trust, Series or Class shall thereupon cease.

(d)

MERGER, CONSOLIDATION AND SALE OF ASSETS. Subject to applicable Federal and state law and except as otherwise provided in Paragraph (e)  below, The Trust or any Series or Class thereof may merge or consolidate with any other organization or entity or may sell, lease or exchange Trust property belonging to such Series or Class, including its goodwill,  upon such terms and conditions and for such consideration authorized at any meeting of Shareholders called for such purpose by Majority Shareholder Vote of the Trust or affected Series or Class. Such Transactions may be effected through share for share exchanges, transfers or sale of assets, shareholder in kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

(e)

INCORPORATION; REORGANIZATION. Subject to applicable Federal and state laws, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association, or other organization to take over all or a portion of the Trust property or all or a portion of property allocated to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer the Trust property or  property allocated to such Series or Class to any such corporation, trust, limited liability company, partnership, association, or organization in which the Trust or such Series holds or is about to acquire shares or any other interest.

Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association or other organization.

Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organizations or entities; provided however that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Paragraph (e), the Trust or any Series or Class thereof sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share for share exchanges, transfers or sale of assets, shareholder in kind redemptions, exchange offers, or any other method approved by the Trustees.

Section 5. TRUST INSTRUMENT. The original or a copy of this Declaration of Trust and subsequent amendments shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as authenticity of the Declaration of Trust. Headings  herein are for convenience only and shall not affect the construction of this Trust instrument. This Trust instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 6. APPLICABLE LAW. The Trust set forth in this instrument is governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware. The Trust shall be of the type commonly called a Delaware business trust, and without limiting the provisions thereof, the Trust may exercise all powers which are ordinarily exercised by such a trust, and the absence of a specific reference herein to any power, privilege or action shall not imply that the Trust may exercise such power or privilege or take such actions.

Section 7. AMENDMENTS. Except as specifically provided herein, the Trustees may, without shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment , a Trust Instrument supplemental hereto or an amended or restated Trust Instrument. Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article XIII, Section 1; (b) to this Section 7; (c ) required to be approved by Shareholders by law or the Trust’s registration statement(s) filed with the Commission and (d) submitted to them by the Trustees. Any amendment submitted to the Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Not withstanding anything else herein, any amendment to

Article X shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

Section 8. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, if any, provided, however, that the Trustees may, without Shareholder approval change the fiscal year of the Trust.

 Section 9. SEVERABILITY. The provisions of this Declaration of Trust are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of Internal Revenue Code or with any other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust instrument; provided however, that such determination shall not affect any of the remaining provisions of the Trust instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision  in such jurisdiction and shall not affect any other provision of his Trust instrument.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date written above.

/s/John E. Deysher

John E. Deysher, Trustee

BYLAWS OF THE BERTOLET CAPITAL TRUST                        January, 2003

TABLE OF CONTENTS

ARTICLE I PRINCIPAL OFFICE

ARTICLE II OFFICERS AND THEIR ELECTION

Section 1. Officers.

Section 2. Election of Officers.

Section 3. Resignations.

ARTICLE III POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 1. Management of Trust.

Section 2. Executive and Other Committees.

Section 3. Compensation.

Section 4. Chairman of the Trustees.

Section 5. President.

Section 6. Vice President.

Section 7. Treasurer.

Section 8. Secretary.

Section 9. Assistant and Subordinate Officers.

Section10. Surety Bonds.

Section 11. Removal.

Section 12. Remuneration.

ARTICLE IV SHAREHOLDERS’ MEETINGS

Section 1. Special Meetings.

Section 2. Notices.

Section 3. Voting-Proxies.

Section 4. Meeting Place.

Section 5. Action without Meeting.

ARTICLE V TRUSTEES’ MEETINGS

Section 1. Special Meetings.

Section 2. Regular Meetings.

Section 3. Quorum & Voting.

Section 4. Action by Consent.

ARTICLE VI SHARES OF BENEFCIAL INTEREST

Section 1. Beneficial Interest.

Section 2. Transfer of Shares.

Section 3. Equitable Interest Not Recognized.

Section 4. No Share Certificates.

ARTICLE VII MISCELLANEOUS

Section 1. Ownership of Trust Assets.

Section 2. Inspection of Books.

Section 3. Insurance of Officers, Trustees and Employees.

Section 4. Seal.

Section 5. Fiscal Year.

Section 6. Amendments.

Section 7. Reports to Shareholders.

ARTICLE I PRINCIPAL OFFICE. The principal office of the Trust shall be New York, New York or any other location the Trustees may designate.

ARTICLE II OFFICERS AND THEIR ELECTION

Section 1. OFFICERS. The officers of the Trust shall be a President, Treasurer, Secretary and such other officers as the Trustees may elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to hold Shares in the Trust.

Section 2. ELECTION OF OFFICERS. The President, Treasurer and Secretary shall be chosen by the Trustees. Subject to the provisions of Section 11, Article III hereof, the President, Treasurer and Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 3. RESIGNATIONS. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary which is deemed effective upon receipt.

ARTICLE III POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by and under the direction of the Trustees who shall have all powers necessary and desirable to carry out their responsibilities, so long as such powers are not inconsistent with the Laws of the State of Delaware, the Declaration of Trust or these Bylaws.

Section 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive or any other committee  which shall have any or all powers of the Trustees while the Trustees are not in session. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees . The Trustees shall  have power to rescind any action of any committee but no such rescission shall have retroactive effect.

Section 3. COMPENSATION. Each Trustee and each committee member may receive compensation for services and expense reimbursement may be approved by the Trustees.

Section 4. CHAIRMAN OF THE TRUSTEES. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence.

Section 5. PRESIDENT. The President shall be the sole chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administrative responsibilities for the Trust, but shall not have responsibility for the provision of any investment advisory service that is the subject of a management agreement between the Trust and an adviser or sub-adviser. The President shall be responsible for the design, establishment, maintenance and evaluation of internal controls and certification of any reports to the extent and in the manner required under applicable laws and regulations. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may deemed advisable or necessary to further the interests of the Trust or any series thereof. He shall also have power to employ attorneys, accountants and other advisers and agents and counsel for the Trust.

Section 6. VICE PRESIDENT. Any Vice President shall perform such duties as the Trustees or President may designate. At the request of or in the absence or disability of the President, he may perform all the duties of the President and when doing so shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. TREASURER. The Treasurer shall deliver all funds and securities of the Trust to the custodian employed by the Trustees in accordance with the Declaration of Trust and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and shall furnish such other reports and perform additional duties as the Trustees may require.

Section 8. SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and Shareholders at their respective meetings. He shall have custody of the seal of the  Trust and shall perform additional duties as required by the Trustees.

Section 9. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Trust are officers below the office of Vice President, Treasurer or Secretary.

They shall have duties as assigned to them by the Trustees or President.

Section 10. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission ) to the Trust in such sum and with such surety as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and accounting for any Trust property, funds or securities.

Section 11. REMOVAL. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by majority vote of the Trustees at any regular or special meeting of the Trustees. In addition, any agent or officer appointed in accordance with the provisions of Section 9 hereof may be removed, either with or without cause, by any officer upon whom such power of removal has been conferred by the Trustees.

Section 12. REMUNERATION. The salaries or other compensation, if any, of the Trust officers shall be fixed by resolution of the Trustees.

ARTICLE IV SHAREHOLDERS’ MEETINGS

Section 1. SPECIAL MEETINGS. A special meeting of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least 10% of the outstanding shares entitled to vote; provided that (1) such request shall state the purposes of such meeting and the matters proposed to be voted on, and (2) the Shareholder(s) requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder(s). If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such Series or Class shall be called and only the Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

Section 2. NOTICES. Except as provide above, notices of any Shareholders’ meeting shall be given by the Secretary by delivering or mailing, to each Shareholder entitled to vote, written notification of such meeting at least 15 days before the meeting, to the Shareholder’s address of record. Notice of any Shareholders’ meetings shall be deemed waived by any Shareholder who shall attend any meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. Notice of adjournment of a meeting to another time or place need not be given if the time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 3. VOTING-PROXIES. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote may vote in person or by proxy provided that an instrument authorizing such proxy to act is executed in writing by the Shareholder and dated not more than 11 months before the meeting, unless the instrument specifically provides for a longer period. Proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them. Unless specifically limited by their terms, proxies shall entitle the holder to vote at any adjournment of a meeting.

A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. At all Shareholders’ meetings,  all questions relating to the qualifications of voters, validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, as amended or supplemented, all matters related to giving, voting or validity of proxies shall be governed by the General Corporation Law of Delaware as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 4. MEETING PLACE. Meetings of Shareholders shall be held at the place of business of the Trust or any place in the  United States the Trustees may designate.

Section 5. ACTION WITHOUT A MEETING. Any action taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of Shareholders at the principal business place of the Trust.

ARTICLE V. TRUSTEES’ MEETINGS

Section 1. SPECIAL MEETINGS. Special meetings of the Trustees may be called by the Chairman of the Board or any two other Trustees.

Section 2. REGULAR MEETINGS. Regular Meetings of the Trustees may be held at such places and times as deemed appropriate. Notice of regular meetings need not be in writing provided that any changes in time or place be communicated promptly to each Trustee. Trustees  may participate in any regular, special or committee meetings by telephone conference or any other means of communication so that all meeting participants can hear each other at the same time.

Section 3. QUORUM AND VOTING. A majority of the Trustees shall constitute a quorum and when a quorum is present, a majority vote is sufficient to transact any business which properly comes before the meeting.

Section 4. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent is signed by all Trustees and filed with the records of the Trustees’ meeting.

ARTICLE VI SHARES OF BENFICIAL INTEREST

Section 1. BENEFICIAL INTEREST. The beneficial interest in the Trust shall at times be divided into such transferable Shares of one or more Series or Classes thereof, as the Trustees shall establish. The number of Shares is unlimited, and each Share of each Series or Class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are consistent with applicable law and any rule of the Commission.

Section 2. TRANSFER OF SHARES. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust.

Section 3. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share(s) of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share(s) on the part of any other person except as may be expressly provided by law.

Section 4. NO SHARE CERTIFICATES. No Shareholder shall be entitled to a certificate representing the Shares of the Trust or a particular Series or Class thereof. Each Shareholder shall receive a written or electronic confirmation of his purchase of shares which shall state the name of the Trust or Series, the name of the Shareholder to which the Shares are issued, the Class of Shares and the number of Shares purchased. A current prospectus setting forth the objectives, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series or Class purchased shall be delivered prior to or concurrently with such confirmations.

ARTICLE VII MISCELLANEOUS

Section 1. OWNERSHIP OF TRUST ASSETS. The Trustees, acting on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust  issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

Section 2. INSPECTION OF BOOKS.. The Trustees shall determine to what extent and at what times, places and under what conditions the accounts and books of the Trust shall be open to inspection by the Shareholders; and no Shareholder shall have the right to inspect such accounts and books except as conferred by law, by the Trustees or by resolution of the Shareholders.

Section 3. INSURANCE OF OFFICERS, TRUSTEES AND EMPLOYEES. The Trust may purchase insurance on behalf of any Officer, Trustee or Trust employee against any liability asserted against him and incurred by him acting in such capacity. The Trust may not acquire or obtain insurance that protects any Trustee or Trust officer against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Section 4. SEAL. The Trustees shall provide a suitable seal bearing the name of the Trust which may be used by causing it or a facsimile thereof to be impressed or affixed to a document. Any Trustee or Trust Officer shall have the authority to affix the corporate seal to any document but its absence shall not invalidate any document executed on behalf of the Trust.

Section 5. FISCAL YEAR. The fiscal year of each Series of the Trust shall be determined by the Trustees.

Section 6. AMENDMENTS.  These Bylaws may be amended at any Trustees’ meeting by majority vote.

Section 7. REPORTS TO SHAREHOLDERS. The Trustees shall at least semi-annually submit to Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by independent public accountants.